EXHIBIT 23.2

                                   CONSENT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





Patriot Scientific Corporation
San Diego, California



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated August 9, 2001, except for Note 1 which is as of August 15, 2001, relating to the consolidated financial statements of Patriot Scientific Corporation, appearing in the Company's Annual Report on Form 10-K for the year ended May 31, 2003. Our report contained an explanatory paragraph regarding the Company's ability to continue as a going concern.



/s/ BDO SEIDMAN, LLP
BDO Seidman, LLP



Los Angeles, California
August 28, 2003



                                     EX-12